EXHIBIT 23.2

                               CONSENT OF COUNSEL

We hereby consent to the use of our name wheresoever set forth in this Registration Statement (S-8) and also to the use of our opinion letter dated December 15, 2004, which is included herein.

Dated:   Mineola, New York
         December 15, 2004
                                /s/ Meltzer, Lippe, Goldstein & Breitstone, LLP
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                                Meltzer, Lippe, Goldstein & Breitstone, LLP